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                                                                    EXHIBIT 11.1

                       CENTENNIAL HEALTHCARE CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)
                                                              Three Months Ended
                                                                   March 31,
                                                                 1998     1997
                                                               -------   ------
 Income before dividends and accretion on preferred stock..... $ 3,826   $1,240
 Deduct: dividends and accretion of preferred stock...........       -      786
                                                               -------   ------

 Income applicable to common stock............................   3,826      454
                                                               =======   ======
 Weighted-average common shares outstanding...................  11,866    4,789
                                                               =======   ======
 BASIC EARNINGS PER COMMON SHARE.............................. $  0.32   $ 0.09
                                                               =======   ======

 Income applicable to common stock............................   3,826      454
 Interest savings on convertible debt (net of tax)............      24        -
                                                               -------   ------
 Income applicable to common stock............................   3,850      454
                                                               =======   ======

 Weighted-average common shares outstanding...................  11,866    4,789
 Dilutive effect of stock options.............................     336       38
                                                               -------   ------
 Shares applicable to diluted EPS.............................  12,202    4,827
                                                               =======   ======
 DILUTED EARNINGS PER COMMON SHARE............................ $  0.32   $ 0.09
                                                               =======   ======